UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 500 Burrard Street Vancouver BC V6C 0A3 Canada
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

As previously disclosed, on June 25, 2024, Versus Systems Inc. (the “Company”) appointed Curtis Wolfe to serve as the Company’s Interim Chief Executive Officer. In accordance with the terms of Mr. Wolfe’s offer of employment letter, on October 23, 2024, Mr. Wolfe transitioned out of such position because the Company appointed Luis Claudio Goldner, a member of the Company’s Board of Directors, as Chief Executive Officer of the Company on such date.

Mr. Goldner, 55, joined the Company as a director effective January 2024. Mr. Goldner is a senior corporate executive, having managed and operated fortune 500 companies in LATAM and North America. Mr. Goldner served as Chief Operating Officer of Icaro Media Group Inc. from 2019 to 2024, and was responsible for global partnerships, consumer trends and operational best practices. From 2018 to 2019, Mr. Goldner was the VP of Business at Skyy Digital Media Group. Previously, Mr. Goldner served as Chief Executive Officer of Intralot do Brazil and Chief Executive Officer for Trust Impressores, a subsidiary of Oberthur Group and has also served as head of business development and Managing director of Estrategia Investimentos SA / Citibank in asset management. Mr. Goldner holds a degree in Economics from Universidade Gama Filho RJ-Brazil.

There are no arrangements or understandings between Mr. Goldner and any other person pursuant to which Mr. Goldner was appointed Chief Executive Officer of the Company, and Mr. Goldner has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Mr. Goldner has not entered into and no grant or award has been made to Mr. Goldner under any material plan, contract or arrangement of the Company in connection with his appointment. Determinations regarding such entry, grants or awards and other compensation have not yet been made.

Since the beginning of the Company’s last two completed fiscal years, the Company has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Goldner had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed the lesser of $120,000 and one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued October 25, 2024 announcing the above-mentioned Chief Executive Officer transition.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Age”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: October 29, 2024	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer

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